2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Investor Presentation March 2019 0 34 84 18 86 154 108 134 195 82 89 95 191 191 191 241 229 24 33 75 35 255 175 25 Exhibit 99.1

Table of Contents IRT Overview Investment Thesis 2 – 3 Markets 4 – 5 Assets 6 – 7 Portfolio Composition 8 Value Add Program 9 – 10 Capital Recycling Program 11 Capital Structure 12 – 13 Guidance 14 Conclusion 15 Appendix Market Profiles 17 – 24 Value Add Progress-to-date 25 Demographic Profile 26 Definitions and Non-GAAP Financial Measure Reconciliations 27 – 28 Forward-Looking Statement 29

Positioned to Unlock Long-term Value Clear investment strategy focused on middle-market communities across non-gateway MSAs Accretive, tenant-first approach to owning and operating high-quality multifamily communities $ Value add community redevelopment and capital recycling initiatives Simple, conservative capital structure

Clear Investment and Ownership Strategy Assets Our Focus: Well-located middle-market communities, likely to benefit from: Robust management platform, including revenue management Operational expertise Economies of scale Markets Our Focus: Targeted submarkets within non-gateway markets exhibiting: Strong apartment demand Limited new construction Strong economic indicators We Look For: Strong employment drivers Population growth & positive net migration trends Limited multi-family housing starts Well-rated schools Attractive rent vs. buy dynamics Mature, infill locations with high barriers to entry We Look For: Mid-rise/garden style (150–500) units with attractive amenities Acquire properties at less than replacement cost A 5-15 year operating track record Opportunities for repositioning or updating through capital expenditures Ability to apply tailored marketing and management strategies to attract and retain residents and increase rents Creating value by identifying the right assets in the right markets Leading To Increased Property Level NOI – Stable Occupancy Rates, Above Average Rent Growth and Reduced Expenses

Source: CoStar Note: 2019 projections are as of CoStar’s 2018 Q4 data release. IRT weighted averages are based on unit count as of Q4 2018, inclusive of all 2018 acquisitions and excluding all assets held for sale. Gateway markets represent an arithmetic average of New York, Washington DC, San Francisco and Los Angeles. Our Markets Demonstrate Positive Demographic Factors Population growth in IRT’s markets is above the national average and is growing faster than new supply, creating increased demand for existing apartment units. Migration Outpacing New Supply Projected Net Migration / Projected Completions Population Growing at a Higher Rate Represents the number of people migrating to markets for every one unit delivered Population in IRT’s markets is expected to grow 1.24% in 2019 compared to 0.51% in gateway markets and 0.59% across the country (1) (2) (1) (2)

Our Markets Demonstrate Strong Employment Outlook Job growth in IRT’s markets is above the national average and is growing faster than new supply, creating increased demand for existing apartment units. Job Growth Outpacing New Supply Employment Growing at a Higher Rate Projected Jobs / Projected Completions Represents the number of new jobs in markets for every one unit delivered Employment in IRT’s markets is expected to grow 1.62% in 2019 compared to 1.12% in gateway markets and 1.43% across the country (1) (1) (2) (2) Source: CoStar Note: 2019 projections are as of CoStar’s 2018 Q4 data release. IRT weighted averages are based on unit count as of Q4 2018, inclusive of all 2018 acquisitions and excluding all assets held for sale. Gateway markets represent an arithmetic average of New York, Washington DC, San Francisco and Los Angeles.

Our Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership Limited New Supply The national Class B vacancy rate remains at historic lows Class B vacancy continues to decline, notwithstanding an increase in apartment completions across the broader apartment market The majority of new supply remains concentrated in gateway markets, and competes with Class A properties Homeownership Data Source: U.S Census Bureau as Q3 2018. New Residential Construction: 2/26/19 data release for FY 2018. New Supply Data Source: CoStar 2018 Q4 data release The favorable fundamentals of our markets drive demand for our assets Growth in households increases the pool of renters, even more so during periods of reduced homeownership The homeownership rate was 64.4% in 3Q 2018 down from 69.2% in 4Q 2004 (the peak) Homeownership affordability remains challenging for many households, especially for first-time buyers

Stable Cash Flow Profile Source: CoStar 2018 Q4 data release IRT weights as of 2018 Q4 excluding assets held for sale. Gateway Markets represent an arithmetic average of Boston, New York, San Francisco, Miami, and Washington, DC. Annual Change in Effective Rent (IRT Markets vs. the National Average, Gateway Markets and Selected Asset Class Segments) Supply and Demand fundamentals in IRT’s markets have resulted in a more stable rent profile through multiple economic cycles, as compared to gateway markets and Class A properties.

Portfolio Scale and Management Platform Deliver Operational Excellence IRT’s Management Platform: Manage all 58 communities Capitalizing on economies of scale through regional managers’ ability to be on-site, which results in cost management efficiencies Algorithmic-based revenue optimization Regional management team averages over 20 years of experience Scale & regional strategy drive long-term margin accretion Management platform differentiates IRT and drives resident retention $1,035 avg. effective monthly rent across the portfolio + Class A Properties Class B Properties Properties Held For Sale $1,323 avg. rent per unit across Class A communities $972 avg. rent per unit across Class B communities 2018 NOI Contribution by Asset Class

Value Add Opportunity After Before At a Glance Value add projects, which IRT defines as renovations and upgrades at selected communities to drive increased rental rates, are a core part of IRT’s strategy to maximize its portfolio’s value Opportunity Over 4,300 units identified for redevelopment across 14 properties creating organic value Investment Estimate a total investment of $50 million Expected Return In total, expect 15-20% return on investment, unlocking an additional $8.0 to $9.0 million in annual NOI 1 Multi-Phase Approach Projects commenced in phases; phase 1 and phase 2 are underway and expected to be completed through 2020 The additional NOI is expected to be fully realized within twelve months of completion of Phase 2 of the value add program.

Value Add Projects and Pipeline Maximize Portfolio Value

IRT'S REDEVELOPMENT OPPORTUNITY

3.1K UNITS IN REMAINING PROJECT PIPELINE

$'s in 000's, except per share amounts

	COMPLETED TO-DATE [1]			PROJECTED-TO-COMPLETE [2]			TOTAL [2]		
	Phase 1	Phase 2	Total	Phase 1	Phase 2	Total	Phase 1	Phase 2	Total
Units	779	453	1,232	767	2,298	3,065	1,546	2,751	4,297
Capital Invested	$ 10,994	$ 4,001	$ 14,995	$ 10,825	$ 20,298	$ 31,123	$21,819	$24,300	$ 46,118
Incremental NOI	$ 1,501	$ 767	$ 2,268	$ 1,626	$ 4,672	$ 6,297	$ 3,127	$ 5,439	$ 8,566
Incremental Value Created [3]	$ 15,809	$ 9,703	$ 25,512	$ 18,205	$ 63,127	$ 81,332	$34,014	$72,830	$ 106,844



Phase 1 & 2 Projects

VALUE OPPORTUNITY [2]

INCREMENTAL NOI	INCREMENTAL VALUE AT 5.6% CAP RATE [3]	NET VALUE PER SHARE [4]
$8.6 M	$106.8 M	$1.18

Value Creation Opportunity of

$1.18

per share in Phase 1 and 2.

Constantly evaluating the portfolio for additional value add opportunities

(1) Information as of 12.31.18.
(2) These projections constitute forward-looking information. See "Forward-Looking Statements" on slide 29.
(3) Represents incremental NOI, divided by a 5.6% cap rate, net of capital invested. The 5.6% cap rate represents the mid-point of those cap rates used by IRT's analysts in computing their respective NAVs.
(4) Per share values based on weighted-average shares and units outstanding of 90.2 million.

Independence Realty Trust

10

Executing on Capital Recycling Initiatives

Selling

Assets in markets lacking future growth fundamentals

Buying

Assets in markets with scale, or where scale can be achieved

Assets Held for Sale and Sold

Property	Market	Units
• Arbors at the Reservoir *Sold*	Jackson, MS	170
• The Aventine Greenville *Sold*	Greenville, SC	346
Total sales price in 2018		**$77.3 M**
• Carrington Park	Little Rock, AR	202
• Stonebridge at the Ranch	Little Rock, AR	260
• Reserve at Eagle Ridge	Chicago, IL	370
Remaining Dispositions, to occur in 2019		**$100.0 M**
Total Dispositions – Initial Capital Recycling Plan [2]		**$177.3 M**
2019 Incremental potential disposition volume		***$0 – $80.0 M***

Acquired Assets

Property	Market	Units	Acquisition Date[1]	Sales Price
• Bridgeview Apartments	Tampa, FL	348	7/11/2018	$43.0 M
• Collier Park	Columbus, OH	232	7/26/2018	$21.2 M
• Waterford Landing	Atlanta, GA	260	10/11/18	$30.5 M
• Lucerne	Tampa, FL	276	11/7/18	$47.0 M
• Acquisition – To Be Determined				$30.0 M
Total Acquisitions – Initial Capital Recycling Plan [2]				**$171.7 M**
2019 Incremental potential acquisition volume				***$0 – $80.0 M***

Capital recycling program sets the table for driving future organic growth:

- ✓ **Upgrading portfolio by investing in** ***core markets with scale, or where scale can be improved***
- ✓ **Acquired communities where** ***future value add opportunities exist*** **to further drive NOI once onboarded onto IRT's platform**
- ✓ **Exiting markets that lack scale, as well as future growth fundamentals**

(1) As of 12.31.18.
(2) Capital recycling program announced on the 2Q18 earnings call on 8.2.2018.

Independence Realty Trust
11

As of market close 3.31.17 & 12.31.18 respectively. Pro forma, as adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced 2018 capital recycling activities. 1Q 2017 53.2% Debt Simple Capital Structure We have a simple capital structure... With almost no debt maturing until 2021… …And limited exposure to interest rate risk. Our focus is reducing leverage. 4Q 2018 54.4% Debt Total Debt Common Equity Market Capitalization Net Debt to Adjusted EBITDA Total Market Capitalization Floating Rate Debt Fixed Rate Debt 4Q 2018 99% Fixed 2 $s in millions $1.44bn $1.81bn Actual Debt Maturity Schedule Total Debt to Total Gross Assets at Cost In percent 1

How Do We Right Size Leverage?

① ***Value add and annual organic NOI Growth***, at our existing portfolio, is expected to ***grow NOI over 18% cumulatively*** over ***3 years***…

$'s in millions

FY 2018 NOI
$114

\+

Organic NOI Growth (through 2021)
$11 – $14 [1]

\+

Phase 1 & 2 of Value Add NOI Addition
$8 – $9 [2]

=

Projected Future Annual NOI
$133 - $137

NOI required to cover quarterly dividend payment (expected coverage by YE 2019)

② Each additional dollar of NOI growth drops to EBITDA, ***allowing for significant de-leveraging through 2021…***

Net debt to adj. EBITDA ratio [3]

9.2x

Interim-term target achieved through NOI growth
Mid 7's

(1) Projected annual organic total portfolio NOI growth of 3-4%.
(2) The additional NOI is expected to be fully realized within twelve months of completion of Phase 2 of the value add program.
(3) Pro forma, as adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced 2018 capital recycling activities.

13

2019 Guidance This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2019 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2019 performance. Per share guidance is based on weighted average shares and units outstanding of 90.2 million. In 2019, we are expecting increases in real estate tax expense in several of our recently acquired communities that are new to our same store portfolio. Our underwriting contemplates tax increases due to re-assessments, however, the ultimate timing is difficult to predict. Acquisition volume includes the completion of acquisitions from the 2018 capital recycling program ($30.0 million) and potential capital recycling acquisitions in 2019. Dispositions include the completion of dispositions from the 2018 capital recycling program ($100.0 million) and potential capital recycling dispositions in 2019. Key Operating Assumptions 2019 Full Year EPS and CFFO Guidance 1,2 CORE FFO ($s in millions) Same Store Communities 2019 Outlook Number of properties/units 50 properties / 13,697 units Property revenue growth 4.0% to 6.0% Controllable property operating expense growth 2.5% to 3.5% Real estate tax and insurance expense increase (3) 6.0% to 12.0% Total real estate operating expense growth 4.0% to 6.0% Property NOI growth 3.5% to 5.5% Corporate Expenses   General and administrative expenses (excluding stock based compensation) $9.0 to $10.0 million Transaction/Investment Volume   Acquisition volume (4) $30.0 to $110.0 million Disposition volume (5) $100.0 to $180.0 million Capital Expenditures   Recurring $8.0 to $9.0 million Value add & non-recurring $30.0 to $38.0 million Low High Earnings per share $0.76 $0.80 Adjustments:     Depreciation and amortization 0.43 0.47 Gains on sale of assets (0.51) (0.55) Share base compensation 0.04 0.04 Amortization of deferred financing fees 0.02 0.02 CORE FFO per share allocated to common shareholders $0.74 $0.78

How IRT Unlocks Long-term Value

Clear investment strategy focused on **middle-market** communities across **non-gateway MSAs**

- ✓ Our markets are leading gateway cities & the national average in job & population growth
- ✓ 6 new jobs for every unit delivered in IRT markets
- ✓ Acquisitions align perfectly with strategy

Accretive, tenant-first approach to owning and operating **high-quality multifamily communities**

- ✓ Management platform drives margin accretion
- ✓ High, stable 2018 same store occupancy: 95.0% [1]
- ✓ Q4 2018 same store NOI growth: 3.5% [1]
- ✓ ~30% increase in avg. base rent since IPO

Value add community **redevelopment** and **capital recycling** initiatives

- ✓ Recycle ~$100 - 180 million into core Class B communities in 2019
- ✓ Value add opportunities in 14 communities
  - Est. return of 15-20% once completed
  - Est. NOI growth of $8-$9mm [2]

Simple, conservative **capital structure**

- ✓ Initiative to reduce net debt to adj. EBITDA multiple to the low 7's
- ✓ 99% of debt is fixed
- ✓ No debt maturities until 2021

(1) Excludes seven same store communities that are part of our Value Add program.
(2) The value is expected to be fully realized within twelve months of completion all projects.

Independence Realty Trust

15

2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Appendix & Definitions

Our Markets | Columbus [1]

Community Map



Westerville
Dublin
ew Albany
Hilliard
Gahanna
Upper Arlington
Columbus
Pataskala
Reynoldsburg
Urbancrest
Grove City
Pickerington
Darbydale
Canal Winchester



Bennington Pond Apartments
Groveport, OH



Schirm Farms
Canal Winchester, OH

Job Growth



1.04%
1.56%
1.32%
2017
2018
2019

2019 Projections:

National Average	***1.43%***
Gateway Markets	***1.12%***

Population Growth



1.47%
1.09%
0.93%
2017
2018
2019

2019 Projections:

National Average	***0.59%***
Gateway Markets	***0.51%***

Supply Growth [2]



2.97%
1.77%
2.27%
2017
2018
2019

Demand Drivers vs. New Supply



Job Creation [3]
3.7
Population Growth [4]
5.0

Columbus represents 8.3% of IRT's NOI portfolio-wide [5]

Differentiators

- 14th largest city in the U.S. by population
- Strong accessibility to major highway I-270
- Near thriving employment hubs such as Rickenbacker International airport
- Class B communities insulated from new Class A construction
- 4th lowest homeownership rate in the U.S.
- Major employers, and companies with headquarter-presence include:

Source: CoStar
Note: 2018 data as reported by CoStar as of 2018 Q4
(1) Data as of Costar 2018 Q4 data release
(2) New units estimated to come online in 2019 as a percentage of total supply
(3) Projected Net Employment/Projected Completions
(4) Projected Net Population/Projected completions
(5) For Budgeted 2019 Fiscal Year, excluding assets held for sale

17

Communities located within 5 min. of major highways Communities located in top school districts Benefitting from suburban sprawl, well-positioned in MSA with growing ancillary job markets Major company presence in Atlanta include: Our Markets | Atlanta 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For Budgeted 2019 Fiscal Year, excluding assets held for sale Atlanta represents 13.3% of IRT’s NOI portfolio-wide 5 Pointe at Canyon Ridge Sandy Springs, GA Crestmont Marietta, GA

Communities located within 5 min. of major throughways Easy access to local retail centers Concentration around Research Triangle Park Many companies have a strong presence in the area, including: Our Markets | Raleigh – Durham 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For Budgeted 2019 Fiscal Year, excluding assets held for sale Raleigh-Durham represents 10.6% of IRT’s NOI portfolio-wide 5 Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC

Located within 5 min. of major highways Benefitting from the proximity to growing industrial footprint Each community is in a top school district in the market Burgeoning tourism hub Major employers include: Our Markets | Louisville 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For Budgeted 2019 Fiscal Year, excluding assets held for sale Louisville represents 10.1% of IRT’s NOI portfolio-wide 5 Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY

$3 billion Water Street mixed-use investment backed by Jeff Vinik and Bill Gates is underway downtown Major employers in the area include: Major companies have committed to a major presence in the market such as: Our Markets | Tampa 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For Budgeted 2019 Fiscal Year, excluding assets held for sale Tampa represents 5.9% of IRT’s NOI portfolio-wide 5 Lakes of Northdale Tampa, FL

15th largest city in the U.S. by population Located within 5 min. of major highways Communities located in top school districts Experienced outsized job growth in health care and retail trade industries Major employers include: Our Markets | Indianapolis 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For Budgeted 2019 Fiscal Year, excluding assets held for sale Louisville represents 5.6% of IRT’s NOI portfolio-wide 5 Bayview Club Apartments Indianapolis, IN Riverchase Apartments Indianapolis, IN

17th largest city in the U.S. by population Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 6 Favorable average rent growth outpaces national average 6 Job growth driven by an economic shift away from a manufacturing economy toward a service economy Major employers include: Our Markets | Charlotte 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For Budgeted 2019 Fiscal Year, excluding assets held for sale Fannie Mae Multifamily and Economics Research Charlotte represents 2.2% of IRT’s NOI portfolio-wide 5 Fountains Southend Charlotte, NC

Metro area ranked 8th in the U.S. in terms of population growth in 2018 6 New development lags rental market supply 7 Major employers include: Our Markets | Orlando 1 Source: CoStar Note: 2018 data as reported by CoStar as of 2018 Q4 Data as of Costar 2018 Q4 data release New units estimated to come online in 2019 as a percentage of total supply Projected Net Employment/Projected Completions Projected Net Population/Projected completions For 2018 Fiscal Year For Budgeted 2019 Fiscal Year, excluding assets held for sale Fannie Mae Multifamily and Economics Research Orlando represents 3.0% of IRT’s NOI portfolio-wide 5 Millenia 700 Orlando, FL

Value Add Redevelopments | Where We Are Today

Value Add Summary
Year to Date as of December 31, 2018

Property	Market	Total Units	Units Complete	Units Leased	Rent Premium (b)	% Rent Increase	Renovation Costs per Unit (a) Interior	Renovation Costs per Unit (a) Exterior	Renovation Costs per Unit (a) Total	ROI - Interior Costs (c)	ROI - Total Costs (d)
Phase 1											
Jamestown (f)	Louisville, KY	356	146	125	$ 242	21.9%	$ 17,453	$ 3,187	$ 20,639	16.6%	14.1%
The Village at Auburn	Raleigh-Durham, NC	328	196	155	187	15.7%	13,345	1,192	14,537	16.8%	15.4%
Pointe at Canyon Ridge (f)	Atlanta, GA	494	227	217	176	19.4%	8,115	1,633	9,748	26.1%	21.7%
Haverford	Lexington, KY	160	88	82	73	8.7%	5,241	557	5,798	16.7%	15.1%
Crestmont (f)	Atlanta, GA	228	122	102	138	15.6%	12,028	9,413	21,441	13.8%	7.7%
Total/Weighted Average		1,566	779	681	$ 173	17.1%	$ 11,259	$ 2,853	$ 14,113	17.4%	14.7%
Phase 2											
Oxmoor (f)	Louisville, KY	432	125	86	$ 191	20.2%	$ 11,574	$ 79	$ 11,653	19.8%	19.7%
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	288	85	79	97	11.0%	6,200	39	6,239	18.8%	18.6%
Schirm Farms	Columbus, OH	264	57	65	73	7.8%	6,521	310	6,831	13.4%	12.8%
Kensington Commons	Columbus, OH	264	20	18	143	14.3%	8,656	75	8,731	19.8%	19.6%
Creekside Corners	Atlanta, GA	441	67	88	125	12.5%	9,152	1,371	10,523	16.4%	14.3%
Stonebridge Crossing (f)	Memphis, TN	500	71	66	102	11.5%	8,065	489	8,553	15.2%	14.3%
Arbors River Oaks (f)	Memphis, TN	191	28	27	240	23.7%	7,343	163	7,507	39.3%	38.4%
King's Landing (e) (f)	St. Louis, MO	152	—	—	—	—	—	—	—	—	—
Riverchase (e)	Indianapolis, IN	216	—	—	—	—	—	—	—	—	—
Total/Weighted Average		2,748	453	429	$ 130	13.7%	$ 8,393	$ 440	$ 8,833	20.4%	17.6%
Grand Total/Weighted Average		**4,314**	**1,232**	**1,110**	**$ 156**	**15.8%**	**$ 10,152**	**$ 1,377**	**$ 11,529**	**18.4%**	**16.2%**

(a) Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes internal costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.
(b) The rent change per unit per month reflects the difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(c) Calculated using the rent change per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d) Calculated using the rent change per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e) Renovations are scheduled to commence in Q2 2019.
(f) Property is included in our same store portfolio.

Independence Realty Trust

25

Resident Demographics at a Glance 1 Data as of December 2018. 47% 53% Gender Breakdown 73% 27% Marital Status 36 Average Income Of tenants between 40% $76k Average Income to rent 18-29 years old Average Age with Young, growing resident sample benefitting from amenity-rich communities without overextending on rent 16% Tenants make up a diverse, expansive job pool Top Industries of Tenants Include: Office and Administrative Staff Medical Sales/Retail Technology Education Hospitality Male Female Single Married

Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Average Occupancy Average occupancy represents the average of the daily physical occupancy for the period presented. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses. EBITDA and Adjusted EBITDA are each non-GAAP financial measures. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because each eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, and thereby permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO. IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Definitions and Non-GAAP Financial Measure Reconciliations

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of				
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total debt	$ 985,488	$ 963,238	$ 911,772	$ 903,286	$ 778,442
Less: cash and cash equivalents	(9,316)	(7,645)	(10,896)	(10,399)	(9,985)
Total net debt	$ 976,172	$ 955,593	$ 900,876	$ 892,887	$ 768,457

IRT presents net debt because management believes it is a useful measure of IRT's credit position and progress toward reducing leverage. The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income ("NOI"), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, property management fees, acquisition expenses and general administrative expenses. In connection with our management internalization which was completed in the fourth quarter of 2016, we modified our calculation of NOI to exclude property management expenses. We retrospectively adjusted previously reported NOI to conform to this change. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of				
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total assets	$ 1,659,336	$ 1,648,108	$ 1,583,117	$ 1,577,879	$ 1,450,624
Plus: Accumulated Depreciation (a)	120,202	114,660	104,496	94,001	84,097
Plus: Accumulated Amortization	19,198	19,418	18,852	17,809	16,517
Total gross assets	$ 1,798,736	$ 1,782,186	$ 1,706,465	$ 1,689,689	$ 1,551,238

(a) Includes previously recognized depreciation on properties that are classified as held-for-sale.

28

Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management. Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K. Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.